Exhibit 3.1
- 1 - Mon May 19 2025 00:00:00

- 2 - Mon May 19 2025 00:00:00

Filing Fee $50.

Charter Number: 19841105 D
Filing Number: 20250519214481682 Pages: 2
Form: STCK Fee Paid: $50
Filing Date: 05/19/2025

Julie L. Flynn
Deputy Secretary of State

A True Copy When Attested By Signature

Deputy Secretary of State

A

Deputy Secretary of State

DOMESTIC
BUSINESS CORPORATION

STATE OF MAINE

ARTICLES OF AMENDMENT

Bar Harbor Bankshares
(Name of Corporation)

Pursuant to 13-C MRSA §1006 and/or §1804, §1805, §1811, the undersigned corporation executes and delivers the following Articles of Amendment:

FIRST: The amendment was adopted on (date) May 15, 2025.

The text of the amendment or the information required by 13-C MRSA §121.10.E as set forth in Exhibit ____ .

The amendment was duly approved as follows: ("X" one box only.)

- ☐ by the incorporators – shareholder approval was not required **OR**
- ☐ by the board of directors – shareholder approval was not required **OR**
- ☑ by the shareholders in the manner required by this Act and by the articles of incorporation **OR if**

SECOND: This is a **Benefit Corporation** and the following changes were approved by at least the minimum status vote as defined in 13-C MRSA§1802.7. **(Check only if applicable)**

- ☐ designation as a benefit corporation pursuant to 13-C MRSA §1804
- ☐ add, amend or delete identification of a specific public benefit that it is the purpose of the benefit corporation to create as set forth in Exhibit ____ pursuant to 13-C MRSA §1811.4
- ☐ termination as a benefit corporation pursuant to 13-C MRSA §1805

THIRD: If the amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are set forth in Exhibit _____ or as follows:

FOURTH: The effective date of the articles of amendment (if other than the date of filing) is ______________________.

Dated May 15, 2025

*By Kirstie A. Carter
(original written signature)

Kirstie A. Carter
(type or print name)

Corporate Clerk
(title of signer)

*This document **MUST** be signed by any duly authorized officer **OR** the clerk. (13-C MRSA §121.5)

Submit completed form to: **Secretary of State**
Division of Corporations, UCC and Commissions
101 State House Station, Augusta, ME 04333-0101
Telephone Inquiries: **(207) 624-7752** Email Inquiries: CEC.Corporations@Maine.gov

FORM NO. MBCA-9 (1 of 1) Rev. 9/19/2019

EXHIBIT A

ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATION OF

BAR HARBOR BANKSHARES

The FIFTH Article of the Articles of Incorporation, as amended, of the Corporation, is hereby amended by replacing paragraph (a) of said FIFTH Article with the following:

"(a) Common Stock. The corporation shall have the authority to issue 30,000,000 shares of common stock, par value $2.00 per share."

ACTIVE/135850063.1